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                                                                EXHIBIT 3.23


                          CERTIFICATE OF AMENDMENT
                                     OF
                        CERTIFICATE OF INCORPORATION
                                     OF
                    BEAR MOUNTAIN SKI ACQUISITION CORP.,
                           a Delaware corporation


        BEAR MOUNTAIN SKI ACQUISITION CORP., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (hereinafter, the "Corporation"), DOES HEREBY CERTIFY:

        FIRST: That in lieu of a meeting, the sole director of the Corporation has given written consent in accordance with the provisions of Section 141 of the General Corporation Law of the State of Delaware, proposing and declaring advisable that Article FIRST of the Certificate of Incorporation of the Corporation be hereby deleted in its entirety and replaced with the following:

        "FIRST: The name of the corporation is TARGHEE SKI CORP. (hereinafter, the "Corporation")."

        SECOND: That in lieu of a meeting, the sole stockholder of the Corporation has given written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

        THIRD: That the aforesaid amendment duly adopted in accordance with the applicable provisions of Sections 141, 228 and 242 of the General Corporation Law of the State of Delaware.

        IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment to the Certificate of Incorporation this 14th day of March, 1997.



                                    BEAR MOUNTAIN SKI ACQUISITION CORP.



                                    By:  /s/ George N. Gillett, Jr.
                                        -----------------------------------
                                          George N. Gillett, Jr., Chairman

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                         CERTIFICATE OF INCORPORATION
                                      OF
                     BEAR MOUNTAIN SKI ACQUISITION CORP.,
                            a Delaware corporation


        FIRST. The name of the corporation is BEAR MOUNTAIN SKI ACQUISITION CORP. (hereinafter, the "Corporation").

        SECOND. The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, State of Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

        THIRD. The nature of the business of or purpose to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "General Corporation Law").

        FOURTH. The total number of shares of capital stock which the Corporation shall have authority to issue is 1,000 shares of common stock, par value $.01 per share.

        FIFTH. The Board of Directors is authorized to make, alter or repeal the By-Laws of the Corporation. Election of directors need not be by written ballot unless the By-Laws so provide.

        SIXTH.  The name and mailing address of the sole incorporator is:

        Name                                      Mailing Address
        ----                                      ---------------

   Oscar A. David                                Winston & Strawn
                                                 35 West Wacker Drive
                                                 Chicago, IL  60601

        SEVENTH. A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended. Any repeal or modification of the first sentence of this Article SEVENTH shall not adversely affect any right or protection of a director of the Corporation existing hereunder with respect to any act or omission occurring prior to such repeal or modification.

        EIGHTH. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed herein and by the General Corporation Law, and all rights conferred upon stockholders herein are granted subject to this reservation.

        IN WITNESS WHEREOF, the undersigned has executed this Certificate this 7th day of October, 1996.




                                                        /s/ Oscar A. David
                                                        -----------------
                                                        Oscar A. David
                                                        Sole Incorporator